UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2004

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

                    On December 22, 2004, Spartan Stores, Inc. (the "Company") executed amendments to its existing financing agreement with Congress Financial Corporation (a subsidiary of Wachovia Corporation), Key Bank National Association, Fleet Capital Corporation, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.

                    The Company's amended agreement increases the Senior Secured Credit Facility to $215 million with a five-year term from its original $170 million four-year term. The Company expects to use a portion of the funds made available under the amended agreement to prepay $13.9 million of higher interest rate borrowings outstanding under the Company's Supplemental Secured Credit Facility with Kimco Realty Corporation. After the prepayment to Kimco, the credit available under the amended agreement will increase by approximately $25 million. Interest rates under the amended agreement will be 100 basis points lower for LIBOR borrowings and 50 basis points lower for prime-based borrowings. The amendment also amended certain affirmative, negative and financial covenants, including, among other things, earnings and capital expenditure limits.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2004	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer